EXHIBIT 32.1



                           Omnimed International, Inc.
    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Omnimed International, Inc. (the Company) on Form 10-QSB for the period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Milton Hauser, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Omnimed International, Inc. and will be retained by Omnimed International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                               OMNIMED INTERNATIONAL, INC.
Date: November 21, 2005        By: /s/ Milton Hauser
                                  ------------------
                                  Milton Hauser
                                  President, Chief Executive
                                  Officer, Acting Chief
                                  Financial Officer